Exhibit 10.1

THE BEACON

OFFICE LEASE

This Office Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between AP BEACON CARLSBAD, LP, a Delaware limited partnership ("Landlord"), and PALISADE BIO, INC., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	May 12, 2022
2. Premises; Building; Project (Article 1).
2.1 Premises:

Approximately 2,747 rentable square feet of space located on the second (2nd) floor of the "Building," as that term is defined below, and commonly known as Suite 5200, as further set forth in Exhibit A-1 to the Office Lease.

2.2 Building:	7750 El Camino Real, Carlsbad, California.
2.3 Project:	That certain mixed use project commonly known as "The Beacon" located on the land described in Exhibit A to the Office Lease.
3. Lease Term (Article 2).
3.1 Length of Term:	Thirty-nine (39) months.
3.2 Lease Commencement Date:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises and (ii) the "Possession Date," as that term is defined in Section 1.1.1 of this Lease, which Possession Date is anticipated to occur on June 1, 2022.

3.3 Lease Expiration Date:

If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the thirty-ninth (39th) monthly anniversary of the Lease Commencement Date; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the thirty-ninth (39th) monthly anniversary of the Lease Commencement Date occurs.

3.4 Option Term:	One (1) three (3)-year option to renew, as more particularly set forth in Section 2.2 of this Lease.

4. Base Rent (Article 3):
Lease Months	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per Rentable Square Foot
1 – 12*	$130,207.80	$10,850.65	$3.95
13 – 24	$134,114.04	$11,176.17	$4.07
25 – 36	$138,137.52	$11,511.46	$4.19
37 – 39	$142,281.60	$11,856.80	$4.32

*Subject to conditional abatement of fifty percent (50%) of such Base Rent during the second (2nd), the third (3rd) and the fourth (4th) full calendar months of the initial Lease Term (collectively, the "Abatement Months"), as set forth in Section 3.2 of this Lease.

5. Base Year (Article 4):		Calendar year 2022.
6. Tenant's Share (Article 4):		Approximately 2.2387%.
7. Permitted Use (Article 5):		General office use and related or supporting activities as permitted by applicable laws or regulations, consistent with a first-class office building.
8. Security Deposit (Article 21):		$11,856.80.
9. Parking Pass Ratio (Article 28):		Four (4) unreserved parking spaces for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of this Lease.
10. Address of Tenant (Section 29.18):		Palisade Bio, Inc. 5800 Armada Drive, Suite 210 Carlsbad, California 92008 Attention: Rob McRae, Senior VP, Operations and Strategic Development (Prior to Lease Commencement Date) And

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

-2-	DOCPROPERTY "Footer Notes" THE BEACON [Palisade Bio, Inc.]

Palisade Bio, Inc. 7750 El Camino Real, Suite 5200 Carlsbad, California 92009 Attention: Rob McRae, Senior VP, Operations and Strategic Development (After Lease Commencement Date)
11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
12. Brokers (Section 29.24):	Cushman & Wakefield (representing Landlord) Hughes Marino (representing Tenant)
13. Guarantor:	None.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises; Tender of Possession. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.1 of the Summary (the "Premises"). The outline of the Premises is set forth in Exhibit A-1 attached hereto. Landlord and Tenant hereby stipulate and agree that the rentable square footage of the Premises is as set forth in Section 2.1 of the Summary, and that such rentable square footage shall not be subject to remeasurement or modification. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A-1 is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Landlord shall tender possession of the Premises to Tenant in its existing, "as is" condition, with the existing mechanical, plumbing, common HVAC systems, life/safety, and other Building systems servicing the Premises in good working order and condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the date when Landlord delivers possession of the Premises to Tenant along with any access codes or keys necessary to access the Premises (the "Possession Date"), and no action by Tenant shall be required therefor. If for any reason, Landlord is delayed in delivering possession of the Premises to Tenant by any particular date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired. Neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business. Subject to Landlord's security requirements, repairs made by Landlord to the Project, and Articles 11 and 13 below, Tenant shall have access to the Premises and use of all of its essential operating systems twenty-four (24) hours per day, seven (7) days per week, including access to the Shared Kitchen, as defined below.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

-3-	DOCPROPERTY "Footer Notes" THE BEACON [Palisade Bio, Inc.]

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.2 of the Summary (the "Building"). The Building is part of a mixed use office and retail project currently known as "The Beacon." The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) that certain other building located at 7720 El Camino Real, Carlsbad, California, and the land (which is improved with landscaping, parking facilities and other improvements) upon which such other buildings are located (collectively, the "Other Buildings"), (iii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building, the Other Buildings and the Common Areas are located, and (iv) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of and adjacent to the Project.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"), which Common Areas shall include that certain shared kitchen area located on the second (2nd) floor of the Building (the "Shared Kitchen"). In connection with Tenant's use of the Premises, Tenant shall be permitted to use the Shared Kitchen on a non-exclusive basis in common with the other occupants of the Building throughout the Lease Term, subject to Landlord's rules and regulations, security requirements, repairs made by Landlord, and Articles 11 and 13 below. The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "Project Common Areas," as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that Landlord shall give prior written notice to Tenant of any material changes to the Project or the Common Areas which relate to the Premises or adversely impact Tenant's use thereof, and in no event shall such closure, alterations, additions, or change of location materially and adversely affect Tenant’s use of the Premises for the Permitted Use or cause a reduction in the size of the Premises or cause a change to the layout of the Premises. In the event of such closure, alterations, additions, or change of location, Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises.

ARTICLE 2

LEASE TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided or extended pursuant to Section 2.2. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit D, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants to the Original Tenant and any "Permitted Non-Transferee Assignee" (as such term is defined in Section 14.8, below) one (1) option to extend the Lease Term for a period of three (3) years (the "Option Term"), which option shall be exercisable only by written notice delivered by

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

-4-	DOCPROPERTY "Footer Notes" THE BEACON [Palisade Bio, Inc.]

Tenant to Landlord as provided below, provided that the following conditions (the "Option Conditions") are satisfied: (i) as of the date of delivery of the "Option Exercise Notice," as that term is defined in Section 2.2.4, below, this Lease remains in full force and effect, Tenant is not in default under this Lease beyond any applicable notice and cure period and has not previously been in default under this Lease beyond any applicable notice and cure period more than twice, and Tenant occupies the entire Premises; (ii) as of the end of the initial Lease Term, this Lease remains in full force and effect, Tenant is not in default under this Lease beyond any applicable notice and cure period and has not previously been in default under this Lease beyond any applicable notice and cure period more than twice; and (iii) Tenant occupies the entire Premises at the time the option to extend is exercised and as of the commencement of the Option Term. Landlord may, at Landlord's option, exercised in Landlord's sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of three (3) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant and any Permitted Non-Transferee Assignee, and may be exercised only by the Original Tenant or its Permitted Non-Transferee Assignee (and not by any other assignee, sublessee or other "Transferee," as that term is defined in Section 14.1, below, of Tenant's interest in this Lease).

2.2.2 Option Rent. The annual Rent payable by Tenant during the Option Term (the "Option Rent") shall be the "Fair Rental Value," as that term is defined in Section 2.2.3 below, for the Premises for the Option Term. Notwithstanding the foregoing, the Base Rent component of the Option Rent shall be adjusted accordingly such that Tenant shall continue to pay Tenant's Share of Direct Expenses during the Option Term in accordance with Article 4, below. Notwithstanding anything in this Lease to the contrary, in no event shall the Base Rent component of the Option Rent for the Option Term (on a per month basis) be less than the monthly Base Rent payable during the last full calendar month of the initial Lease Term.

2.2.3 Fair Rental Value. As used in this Lease, "Fair Rental Value" shall be equal to the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto) on an annual per rentable square foot basis, including all escalations, at which, as of the commencement of the Option Term, tenants are leasing non-sublease space which is comparable in size, location and quality to the Premises, for a comparable lease term, in an arm's length transaction consummated during the twelve (12) month period prior to the date on which Landlord delivers the "Option Rent Notice," as that term is defined in Section 2.2.4, below, which comparable space is located in the Building or in comparable first-class office buildings which are comparable to the Building in terms of tenant mix, age (based upon the date of completion of construction or major renovation), quality of construction, level of services and amenities, size and appearance, and are located in the "North County Coastal" submarket of San Diego County, California ("Comparable Buildings"), taking into consideration the value of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same could be utilized by a general office user (but taking into consideration, as applicable, the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant) and the following concessions (collectively, the "Concessions"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; and (b) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its right to lease the subject space during the term thereof, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces, and (iii) tenant improvements or allowances provided or to be provided for such comparable space. The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's Rent obligations during the Option Term. Such Concessions, at Landlord's election, either (A) shall be reflected in the effective rental rate payable by Tenant (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the comparable transaction), in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant, or (B) shall be granted to Tenant in kind.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

-5-	DOCPROPERTY "Footer Notes" THE BEACON [Palisade Bio, Inc.]

2.2.4 Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (the "Option Exercise Notice") to Landlord not more than twelve (12) months nor less than six (6) months prior to the expiration of the initial Lease Term, stating that Tenant is irrevocably exercising its option for the entire Premises then being leased by Tenant; and (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant on or before the later of three (3) months prior to the expiration of the initial Lease Term or thirty (30) days after Landlord's receipt of the Option Exercise Notice setting forth the Option Rent; provided that, within five (5) business days after the date of the Option Rent Notice, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.5, below.

2.2.5 Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent using reasonable, good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's timely and appropriate objection to the Option Rent, then Tenant's exercise of the option to extend shall be deemed rescinded and the Lease Term shall not be extended for the Option Term.

ARTICLE 3

BASE RENT

3.1 In General. Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent. Notwithstanding the foregoing, provided there is not any default by Tenant under this Lease beyond any applicable notice and cure periods, Landlord hereby agrees to abate Tenant's obligation to pay fifty percent (50%) of the Base Rent during the Abatement Months (such total amount of abated Base Rent being hereinafter referred to as the "Abated Base Rent"). During such Abatement Months, Tenant will still be responsible for the payment of all other monetary obligations under this Lease. Tenant acknowledges that any default by Tenant under this Lease beyond any applicable notice and cure periods will cause Landlord to incur costs not contemplated hereunder, the exact amount of such costs being extremely difficult and impracticable to ascertain, therefore, should Tenant at any time during the Lease Term be in default under this Lease beyond any applicable notice and cure periods, then the total sum of the Abated Base Rent so conditionally excused as of such date shall become immediately due and payable by Tenant to Landlord and any remaining Abated Base Rent shall no longer be available to Tenant as a rent credit from the date of such default. Tenant acknowledges and agrees that nothing in this Section 3.2 is intended to limit any other remedies available to Landlord at law or in equity under "Applicable Laws" (as such term is defined in Article 24 of this Lease) in the event of a default by Tenant under this Lease.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

-6-	DOCPROPERTY "Footer Notes" THE BEACON [Palisade Bio, Inc.]

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 1.1.6 and 1.1.2, respectively, of Exhibit C attached to this Lease, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 1.1.1 of Exhibit C attached to this Lease; provided, however, that in no event shall any decrease in Direct Expenses for any "Expense Year," as that term is defined in Section 1.1.3 of Exhibit C attached to this Lease, below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 and Exhibit C shall survive the expiration of the Lease Term. Landlord may upon expiration of the Lease Term deliver to Tenant an estimate of any Base Rent, Additional Rent or other obligations outstanding, and Landlord may either deduct such amount from any funds otherwise payable to Tenant upon expiration or require Tenant to pay such funds immediately.

4.2 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.2.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.2.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord after delivery of the Premises to Tenant or by Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.2.1, above.

4.2.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.3 Landlord's Records. Upon Tenant's written request given not more than thirty (30) days after Tenant's receipt of a "Statement" for a particular "Expense Year" (as such terms are defined in Sections 1.3.1 and 1.1.3, respectively, of Exhibit C attached to this Lease), and provided that Tenant is not then in default under this Lease beyond the applicable notice and cure period provided in this Lease, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with Direct Expenses included within such Statement as Tenant may reasonably request. Landlord shall provide said information to Tenant within sixty (60) days after Tenant's written request therefor. Within ninety (90) days after receipt of a Statement by Tenant (the "Audit Period"), if Tenant disputes the amount of Direct Expenses set forth in the Statement, an independent certified public accountant

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

-7-	DOCPROPERTY "Footer Notes" THE BEACON [Palisade Bio, Inc.]

(which accountant (A) is a member of a nationally or regionally recognized certified public accounting firm which has previous experience in reviewing financial operating records of landlords of comparable commercial buildings, (B) shall not already be providing primary accounting and/or lease administration services to Tenant and shall not have provided primary accounting and/or lease administration services to Tenant in the past three (3) years, (C) is not working on a contingency fee basis [i.e., Tenant must be billed based on the actual time and materials that are incurred by the certified public accounting firm in the performance of the audit], and (D) shall not currently or in the future be providing accounting and/or lease administration services to another tenant in the Building and/or the Project in connection with a review or audit by such other tenant of Direct Expenses) designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, audit Landlord's records with respect to the Statement at Landlord's corporate offices, provided Tenant is not then in default under this Lease (beyond any applicable notice and cure periods). In connection with such audit, Tenant and Tenant's certified public accounting firm must agree in advance to follow Landlord's reasonable rules and procedures regarding the audit of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such audit. Any audit report prepared by Tenant's certified public accounting firm shall be delivered concurrently to Landlord and Tenant within the Audit Period. Tenant's failure to dispute and/or audit the amount of Direct Expenses set forth in any Statement within the Audit Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to audit the amounts set forth in such Statement. If after such audit, Tenant still disputes such Direct Expenses, an audit to determine the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such audit by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such audit shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to audit Landlord's records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.3, and Tenant hereby waives any and all other rights pursuant to applicable law to audit such records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose (i) contrary to the provisions of the Rules and Regulations set forth in Exhibit E, attached hereto, (ii) in violation of the laws of the United States of America, the State of California, the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, (iii) in violation of the exclusive uses of the other tenants in the Project as more particularly set forth on Exhibit F attached hereto or any other exclusive use hereafter in effect of which Landlord has given Tenant written notice, or (iv) in violation of any "Underlying Documents," as such term is defined in Section 1.1.4 of Exhibit C attached hereto. Tenant shall not do or permit anything to be done in or about the Premises which, in Landlord’s commercially reasonable determination, will in any way damage the reputation of the Project or unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

-8-	DOCPROPERTY "Footer Notes" THE BEACON [Palisade Bio, Inc.]

ARTICLE 6

SERVICES AND UTILITIES

6.1 Services and Utilities.

6.1.1 Landlord shall provide the currently existing electrical system and HVAC unit(s) for the Premises. Tenant shall pay the cost of the electrical service as set forth in Section 6.2, below, and the cost of any replacement or modification, repair or replacement of such existing electrical system and HVAC unit. Landlord hereby acknowledges that such HVAC and electrical utilities are currently available at all times for use by Tenant pursuant to separate independent controls for the Premises.

6.1.2 Landlord shall provide city water from the regular Building outlets for Tenant's regular use in the Premises consistent with the Permitted Use and for lavatory and toilet purposes in the Common Areas.

6.1.3 Landlord shall provide janitorial services to the Premises, except for weekends and the date of observation of the "Holidays" (as such term is defined below), in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building. As used herein, "Holidays" shall mean the date of observation of New Year's Day, President's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays which are observed by other buildings comparable to and in the vicinity of the Building.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Payment of Utilities Costs. Tenant agrees, at its own expense, to pay for all power, gas, electric current, HVAC, telephone and all similar utilities used by Tenant on the Premises (including, without limitation, all sales, use and other taxes imposed thereon by any governmental authority). Tenant agrees to provide, at Tenant's sole cost and expense, any utility meters of the type reasonably required by Landlord. Notwithstanding the foregoing, electric current and gas are both already separately metered for the Premises. In the event that any utilities are furnished to the Premises by Landlord, whether submetered or otherwise, then Tenant shall pay to Landlord the cost of such utilities, including a commercially reasonable administrative charge for Landlord's supervision and reimbursement for any penalties for usage or other surcharges imposed by any utility company. If charges for any such utilities are not separately charged to Tenant by the utility company, or separately submetered to the Premises, Landlord will apportion the costs of such utilities among the tenants utilizing the utility or service on an equitable basis as reasonably determined by Landlord. Within twenty (20) days after receipt of Landlord's statement of apportionment or statement setting forth the charges payable by Tenant, Tenant shall pay to Landlord as Additional Rent, the cost of such services and utilities so apportioned or so provided by Landlord. If Landlord shall from time to time determine that the use of any such utility or service in the Premises is disproportionate to the use of other tenants, Landlord may adjust Tenant's share of the cost thereof from a date determined by Landlord to take equitable account of such disproportionate use beyond the Building's hours designated by Landlord. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall promptly pay to Landlord, Landlord's standard charge for any services provided to Tenant which Landlord is not specifically obligated to provide to Tenant pursuant to the terms of this Lease. Tenant shall, within ten (10) days following Landlord's request therefor, provide Landlord with a copy of each utility bill that Landlord may so request.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as specifically set forth in Section 6.4, below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident

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or casualty whatsoever, by act or default of Tenant or other parties (other than Landlord as set forth in Section 6.4, below), or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in Section 6.4, below) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Abatement Event. In the event that (i) Tenant is prevented from using, and actually does not use, a material portion of the Premises as a result of either (x) any failure by Landlord to provide services to the Premises as required by Section 6.1 of this Lease or (y) a failure by Landlord to maintain the Project or Common Areas pursuant to Section 7 of this Lease, (ii) such failure is within the reasonable control of Landlord to cure, and (iii) such failure is not the result of the acts and/or omissions of Tenant and/or other "Tenant Parties," as such term is defined in Section 10.1, below (an "Abatement Event" "), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice (the "Eligibility Period"), then the Base Rent and Tenant's Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), and the floor or floors of the Building on which the Premises are located and all areas, improvements and systems exclusively serving the Premises (including, without limitation, the branch lines of the plumbing, electrical and other systems), in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision, and subject to the prior approval of Landlord if such repair would require Landlord's consent pursuant to Article 8 below, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same, which fee shall not exceed ten percent (10%) of the total cost of such work. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors

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of the Building, and the base building systems and equipment of the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Following advance written notice to Tenant (except in the case of emergency), Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. During any such entry by Landlord in the Premises, Landlord shall use commercially reasonable efforts to avoid interfering with Tenant's business operations in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned, or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations are decorative only (i.e., installation of carpeting or painting of the Premises). Tenant shall be the owner of all furnishings, equipment, and personal property of any type in the Premises which are not paid for from funds provided by Landlord and not permanently affixed to the Premises (collectively, the "Personal Property"). Tenant retains all rights to applicable depreciation deductions and tax credits arising from such ownership of the Personal Property.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term, subject to Section 8.5, below. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located all in conformance with Landlord's construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building, Project or Common Areas and/or that otherwise results in picketing or other labor disturbances at the Project and/or areas adjacent thereto. In addition to Tenant's obligations under Article 9 of this Lease, upon completion

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of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work. At Landlord's option, prior to the commencement of construction of any Alteration, Tenant shall provide Landlord with the reasonably anticipated cost thereof, which Landlord shall disburse during construction pursuant to Landlord's standard, commercially reasonable disbursement procedure.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant's contractors and subcontractors shall be required to carry Commercial General Liability Insurance in an amount approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord's Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord; provided, however, if, in connection with its notice to Landlord with respect to any such Alterations, (x) Tenant requests Landlord’s decision with regard to the removal of such Alterations, and (y) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Alterations, then Tenant shall not be required to so remove such Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

8.6 Initial Alterations. Tenant, following the Possession Date and payment to Landlord of all prepaid Rent amounts and the Security Deposits required under the Lease, shall have the right to perform alterations and improvements in the Premises (the "Initial Alterations") in accordance with plans to be prepared by Tenant and

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approved in advance by Landlord (the "Approved Plans"). The Initial Alterations shall be treated as Alterations under this Article 8 and Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of this Article 8. Tenant shall be required to obtain all permits and approvals, at Tenant's sole cost and expense, which are required to construct the Initial Alterations. Tenant shall be entitled to a one-time tenant improvement allowance (the "Allowance") in the amount of up to, but not exceeding, Four Dollars ($4.00) per rentable square foot of the Premises for the costs relating to the Initial Alterations. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Allowance which is not used to pay for the Initial Alterations. Provided that Tenant is not in default of any of its obligations under this Lease, then following Tenant's substantial completion of the Initial Alterations and Tenant's commencement of business operations from the Premises, Landlord shall make a one-time disbursement from the Allowance in the form of a check made payable to Tenant for the costs incurred by Tenant for the Initial Alterations, which disbursement shall be made by Landlord within thirty (30) days following receipt of the following from Tenant: (A) a written request for payment from Tenant; (B) invoices from all subcontractors, laborers, materialmen and suppliers ("Tenant's Agents") used by Tenant in connection with the Initial Alterations for labor rendered and materials delivered to the Premises for the Initial Alterations; (C) executed unconditional mechanics' lien releases from all of Tenant's Agents in such form and content as required by Landlord; (D) a certificate of occupancy for the Premises; and (E) all other information reasonably requested by Landlord. Notwithstanding anything in this Section 8.6 to the contrary, in no event will Tenant be entitled to receive any portion of the Allowance with respect to any of the Initial Alterations that have not been completed within nine (9) months after the Lease Commencement Date.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its partners, subpartners and their respective officers, agents, and employees (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except in each case to the extent arising out of Landlord’s gross negligence of willful misconduct. Tenant shall indemnify, defend, protect, and

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hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "Claims") incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, "Transferees" (as such term is defined in Section 14.1 below), or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or its Transferees or any such person (collectively, "Tenant Parties"), in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that Tenant's indemnity shall, in no event, extend to loss of profits, loss of business or other consequential damages incurred by Landlord or any Landlord Parties. Notwithstanding anything in this Section 10.1 to the contrary, the foregoing assumption of risk, release and indemnity shall not apply to any Claims to the extent resulting from the negligence or willful misconduct of Landlord or any Landlord Parties, and not insured (or required to be insured) by Tenant under this Lease (collectively, the "Excluded Claims"), and Landlord shall indemnify, protect, defend and hold harmless Tenant and Tenant's officers, agents and employees (collectively, "Tenant Parties") from and against any such Excluded Claims, but only to the extent Landlord's liability is not waived and released by Tenant pursuant to the terms of Section 10.5 of this Lease (provided, however, that Landlord's indemnity shall, in no event, extend to loss of profits, loss of business or other consequential damages incurred by Tenant or any Tenant Parties). Each party's agreement to indemnify the other pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by the indemnifying party pursuant to the provisions of this Lease. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers', accountants' and attorneys' fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant's Compliance With Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts. Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interests. Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.

10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence $3,000,000 annual aggregate
Personal Injury Liability	$3,000,000 each occurrence $3,000,000 annual aggregate 0% Insured's participation

10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on

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the Premises installed by, for, or at the expense of Tenant, (ii) the Initial Alterations and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company which is approved in advance by Landlord and licensed to do business in the State of California; (iv) be primary and noncontributory insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. Further, Landlord shall have the right, from time to time, to request copies of policies of Tenant's insurance required hereunder, which Tenant shall thereafter provide within ten (10) business days. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty ("Casualty"). If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by Casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and

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subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "Landlord Repair Notice") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Original Improvements installed in the Premises and shall return such Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the Casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Original Improvements installed in the Premises and shall return such Original Improvements to their original condition, provided that, in such event, Tenant shall have no obligation to assign any insurance proceeds whatsoever to Landlord. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if a Casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith. Notwithstanding any contrary provision of this Article 11, the parties hereby agree as follows: (i) the closure of the Project, the Building, the Common Areas, or any part thereof to protect public health shall not constitute a Casualty for purposes of this Lease, (ii) Casualty covered by this Article 11 shall require that the physical or structural integrity of the Premises, the Project, the Building, or the Common Areas is degraded as a direct result of such occurrence, and (iii) a Casualty under this Article 11 shall not be deemed to occur merely because Tenant is unable to productively use the Premises in the event that the physical and structural integrity of the Premises is undamaged.

11.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term (provided that if Tenant validly exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease within ten (10) days of Tenant’s receipt of Landlord’s termination notice, this subsection (v) shall not apply); or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier

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than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by Casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant

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shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that requires Tenant's business or the Building or Project to close during the Lease Term, and (ii) an action taken for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), and no such governmental actions shall entitle Tenant to any compensation from Landlord or any authority, or Rent abatement or any other remedy under this Lease.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's commercially reasonable, standard form of consent agreement in connection with the documentation of such Transfer, further provided that Landlord, at Tenant or any Transferee’s request, shall enter into a commercially reasonable confidentiality agreement with respect to such documents, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant substantially in the form attached hereto as Exhibit G. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, not to exceed $2,500 for any single Transfer.

14.2 Landlord's Consent. Landlord shall not unreasonably withhold, condition, or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without

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limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is, in Landlord’s reasonable business judgment, of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof or a nonprofit organization;

14.2.4 The rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent being quoted by Landlord at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis;

14.2.5 The Transferee does not have reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer, in Landlord’s reasonable business judgment ;

14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project.

Landlord shall respond to Tenant’s request for a transfer within thirty (30) days of receipt thereof. If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, its remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring), an injunction for the relief sought and monetary damages, or declaratory judgment, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such

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Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4 Intentionally Omitted.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. In the event that Tenant subleases all or any portion of the Premises in accordance with the terms of this Article 14, Tenant shall require such subtenant to carry and maintain the same insurance coverage terms and limits as are required of Tenant, in accordance with the terms of Article 10 of this Lease.

14.6 Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period. In furtherance of the foregoing, notwithstanding anything in this Lease to the contrary, Landlord acknowledges that the Original Tenant named herein is a publicly traded corporation which has equity interests trading on the NASDAQ stock exchange, and Landlord hereby agrees that, for so long as the named Tenant remains a publicly-traded corporation, any transfer of its equity interests whatsoever, including, without limitation, any sale, redemption, split, buy-back, ESOP, consolidation, or by acquisition (in whatever form) of another entity, whether or not such transfer or transfers results in a change in control, shall not be a "Transfer" for purposes of this Lease and shall in no way require Landlord’s consent or be subject to the terms of this Article 14.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease beyond any applicable notice and cure period, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

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14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment of Tenant's interest in this Lease, or a subletting of all or a portion of the Premises, to an affiliate of Tenant (i.e., an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of Tenant's interest in this Lease to an entity which acquires all or substantially all of the assets of Tenant, or (iii) an assignment of Tenant's interest in this Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer under this Article 14 (any such assignment or subletting described in items (i) through (iii) of this Section 14.8 hereinafter referred to as a "Permitted Non-Transfer" and any such assignee or sublessee pursuant to a Permitted Non-Transfer hereinafter referred to as a "Permitted Non-Transferee"), provided that (A) Tenant notifies Landlord of any such Permitted Non-Transfer and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Permitted Non-Transfer or such Permitted Non-Transferee, (B) such Permitted Non-Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease, and (C) such Permitted Non-Transferee shall have a tangible net worth (not including good will as an asset) computed in accordance with generally accepted accounting principles ("Net Worth") at least equal to the greater of (1) the Net Worth of Tenant immediately prior to such Permitted Non-Transfer, or (2) the Net Worth of the Original Tenant on the date of this Lease. As used in this Section 14.8, "control" shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. As used herein, a "Permitted Non-Transferee Assignee" shall mean a Permitted Non-Transferee which is an assignee of Tenant's entire interest in this Lease.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in broom clean, good condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty, condemnation, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, such tenancy shall be a tenancy‑at‑sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such

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case Rent shall be payable at a daily rate equal to the product of (i) the daily Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to 150% during the first two (2) months immediately following the expiration or earlier termination of the Lease Term, and 200% thereafter. Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. If Tenant holds over without Landlord's express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney’s fees in connection therewith.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit G, attached hereto (or such other commercially reasonable form as may be required by any prospective or existing mortgagee or purchaser of the Project, or any portion thereof, including in foreclosure proceedings), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective or existing mortgagee or purchaser of all or any portion of the Project. At any time during the Lease Term, but not more than once per calendar year (except in connection with a sale, financing or refinancing of the Project or any portion thereof, or if Tenant is in monetary default under this Lease beyond any applicable cure periods), Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. This requirement shall not apply to Tenant so long as Tenant is, or is directly or indirectly owned by, a publicly traded company. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other hypothecation for security now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other hypothecation for security, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the

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purpose of evidencing or effecting such subordination. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Upon such attornment, this Lease shall continue in full force and effect as if it were a direct lease between the successor Landlord and Tenant, upon all of the terms, conditions, and covenants as set forth herein; provided, however, such successor Landlord shall in no event be (i) bound by any payment of Rent for more than one month in advance, (ii) bound by any material amendment or modification of this Lease made without the consent of such lienholder or the ground lessor, (iii) liable for damages for any breach of any prior landlord, (iv) subject to any offsets, defenses or counterclaims that Tenant may have against any prior landlord, or (v) liable to Tenant for any security deposit unless it is actually delivered to such successor landlord. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, or any such purchaser or lienholder or ground lessor, execute such further commercially reasonable instruments or assurances as the requesting party may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases; provided that any subordination agreement requested must include non-disturbance provisions consistent with this Article 18, and the attornment of Tenant as provided herein. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Tenant agrees to give any lienholder, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of recording of an assignment of rents and leases, or otherwise) of the address of such lienholder. Tenant further agrees that if Landlord fails to cure such default, then such lienholder shall have an additional thirty (30) days after the later of receipt of notice thereof or the expiration of any time period imposed on Landlord to cure, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including commencement of foreclosure proceedings).

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, provided that Tenant shall have the opportunity to cure such default for a period of five (5) days after written notice of the default from Landlord to Tenant (provided that Landlord shall only be obligated to provide such notice to Tenant one (1) time during any calendar year); or

19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of all or a substantial portion of the Premises by Tenant if accompanied by the non-payment of Rent as and when due; or

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19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where, in each instance, such failure continues for more than three (3) days after notice from Landlord that such obligation is past due.

Any notices to be provided by Landlord under this Section 19.1 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the Code of Civil Procedure, and may be served on Tenant in the manner allowed for service of notices under this Lease.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies (including, without limitation, during any eviction moratorium, to the extent allowed by Applicable Law), each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

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19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder following the Lease Commencement Date and such failure continues for thirty (30) days after Tenant delivers to Landlord written notice specifying such failure; however, if such failure cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period and thereafter diligently pursues the curing thereof to completion, then Landlord shall not be in default hereunder or liable for damages therefor. Except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, Tenant's exclusive remedy for Landlord's failure to perform its obligations under this Lease shall be limited to damages, injunctive relief, or specific performance; in each case, Landlord's liability or obligations with respect to any such remedy shall be limited as provided in Section 29.13.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount (including, without limitation, during any eviction moratorium, to

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the extent allowed by Applicable Law). Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1 Identifying Signage. Tenant's identifying signage on the floor of the Building and on one (1) strip in the lobby directory for the Building shall be provided by Landlord, at Landlord's initial cost, and such signage shall be comparable to that used by Landlord for other tenants and shall comply with Landlord's then-current Building standard signage program.

23.2 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. Notwithstanding anything to the contrary set forth in this Lease, the entrance to and from the Premises and the exterior storefront of the Premises shall conform with Landlord's building standard for the Project in all respects as determined by Landlord in its sole discretion, including, without limitation, any glass surfaces, door frames, window mullions, shades or blinds, suite identification signage, and lettering font for any signage, and the dimensions, coloring, materials and specifications for the foregoing.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other rule, directive, order, regulation, guideline, or requirement of any governmental entity or governmental agency now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply with all Applicable Laws which relate to (i) Tenant's use of, or requirements to cease or reduce Tenant's business operations in or Tenant's use of, the Premises, (ii) tenant improvements in the Premises (including, without limitation, any Alterations), or (iii) the Base Building, but as to the Base Building, only to the extent such obligations are triggered by tenant improvements in the Premises (including, without limitation any Alterations) or Tenant's use of the Premises for non-typical general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make

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all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, notwithstanding anything in this Article 24 to the contrary, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord, and only in accordance with Landlord's reasonable rules and requirements; and (b) Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building or Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after Tenant's receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication H.15, published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord's Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

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26.2 Tenant's Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) reasonable and actual sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) reasonable sums equal to all actual losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) reasonable and actual sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable written notice to Tenant of at least twenty-four (24) hours (except in the case of an emergency), which notice may be provided pursuant to e-mail, to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Such entry rights are subject to Tenant's right to escort Landlord or Landlord's representatives through the Premises, provided that Tenant's failure to have an agent of Tenant present at the time of Landlord's entry shall not prevent or otherwise delay Landlord's entry. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Tenant shall be permitted to use, commencing on the Lease Commencement Date, the amount of parking spaces set forth in Section 9 of the Summary, leased free of charge through the initial Lease Term, on a monthly basis throughout the Lease Term, which parking spaces shall pertain to the Project parking facility. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking spaces are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the Project's parking facilities), Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Tenant's use of the Project parking facility shall be at Tenant's sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant's, its employees' and/or visitors' use of the parking facilities. Tenant's rights hereunder are subject to

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the terms of any Underlying Documents. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements, provided that, for any interruption in use of Tenant’s parking spaces reasonably expected to exceed fifteen (15) consecutive business days, Landlord shall provide replacement parking, which may be off-site if within one quarter mile of the Project, or further, if coupled with reasonable shuttle service. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever commercially reasonable documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

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29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to the interest of Landlord in the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

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29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, governmental laws, regulations or restrictions, civil commotions, Casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including, without limitation, any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude Tenant, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a "Force Majeure"), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage. The party incurring the Force Majeure (the "Affected Party") shall notify the other party as soon as reasonably possible of the particulars and likely duration of the Force Majeure event, and shall use diligent good faith efforts to avoid or minimize the adverse effects of such Force Majeure. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. Notwithstanding anything to the contrary in this Lease, no event of Force Majeure shall (i) excuse Tenant's obligations to pay Rent and other charges due pursuant to this Lease, (ii) be grounds for Tenant to abate any portion of Rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Articles 11 and 13 of this Lease, (iii) excuse Tenant's obligations under Articles 5 and 24 of this Lease, or (iv) extend the occurrence of the Lease Commencement Date.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

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AP Beacon Carlsbad, LP

1616 Camden Road

Suite 210

Charlotte, NC 28203

Attention: Seth Black

Telephone: 704-423-1681

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
One America Plaza
600 West Broadway, 27th Floor
San Diego, California 92101-0903

Attention: Jonathan L. Lorenzen, Esq.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

29.21 Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or

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agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts; Manner of Execution. This Lease may be executed in counterparts and/or via facsimile, pdf or electronic signature (e.g., via Docusign), and Landlord and Tenant hereby acknowledge and agree that the same shall be fully effective in the same manner as if both parties hereto had executed the same document in original counterparts by hand. If applicable, both counterparts shall be construed together and shall constitute a single, original document.

29.28 Confidentiality and Proprietary Information. Tenant acknowledges that the content of this Lease and any related documents are "Confidential Information" (as defined below). Tenant shall keep such Confidential Information strictly confidential and shall not disclose such Confidential Information to any person or entity other than Tenant's financial, legal, and space planning consultants. Landlord acknowledges that Tenant is in engaged in research and development activities intended to produce proprietary information (the "Research Product") for use, control, and ownership by Tenant, whether or not patentable or subject to protection as a trade secret. Landlord hereby agrees that the Research Product will be owned and be the sole property of Tenant and renounces any claim, right, or interest in the Research Product. In addition, Landlord acknowledges that it has no right or license, expressed or implied, to the Research Product (or any derivative thereof) and further agrees that it will have no rights, privileges, or control with respect to the results of Tenant's research activities on the Premises, whether or not patentable or subject to protection as a trade secret. As used herein, "Confidential Information" means any non-public information of Tenant or Landlord in any form, whether of a technical, non-technical, business or other nature, including but not limited to, information, documents, data, and images. Landlord and Tenant each agree to not, at any time, without the other party's prior written consent, disclose to any third party any of the other’s Confidential Information. Each party further agrees that it will only use such Confidential Information for the purposes of providing the obligations and services under this Lease. Each party agrees to keep such information of the other party secure, secret and confidential and cause its directors, officers, employees, or agents to keep such information secure, secret and confidential and to take all reasonable precautions to prevent any unauthorized use or disclosure of the Confidential Information. Notwithstanding the foregoing, Landlord shall be permitted to disclose this Lease and Confidential Information related thereto to Landlord's legal, accounting and space planning consultants, any prospective purchasers or lenders of the Project, or as required by law or as may reasonably be required in the course of any judicial or governmental proceeding (including in response to a subpoena).

29.29 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises other than as expressly set forth in this Lease to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with

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Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations. Notwithstanding the foregoing, (i) Landlord shall use commercially reasonable efforts to perform such Renovations in such a way as to minimize any interference with Tenant’s business operations, and (ii) regardless of any such Renovations, Tenant shall have access to the Premises at all times during regular business hours.

29.30 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

29.31 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the "Lines"), provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the "Identification Requirements," as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4') outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "Identification Requirements"). Landlord reserves the right, upon notice to Tenant at any time prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant's sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

29.32 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.33 Waiver of Claims. As a material inducement to Landlord to enter into this Lease, Tenant hereby releases Landlord from, and hereby waives, any and all losses, costs, damages, expenses, liabilities, claims and causes of action (collectively, the "Released Claims") arising from or related to Tenant's inability or limitation to conduct operations from the Premises as a result of any "shelter in place" orders or similar governmental directives, including, without limitation, any claims for, and/or rights of, termination of this Lease and/or abatement, offset and/or deferral of Rent under this Lease, at law and/or in equity related to the inability of Tenant to conduct operations from the Premises as a result of any "shelter in place" orders or similar governmental directives related thereto. With respect to the Released Claims, Tenant acknowledges that Tenant has either been advised by legal counsel or has made itself familiar with the provisions of California Civil Code section 1542, which provides as follows: A GENERAL

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RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Tenant, being aware of the foregoing code section, hereby expressly waives any rights Tenant may have thereunder, as well as under any other statutes or common-law principles of similar effect, pertaining to the Released Claims.

[signatures on following page]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD: AP BEACON CARLSBAD, LP, a Delaware limited partnership By: /s/ Will Ponder Name: Will Ponder Title: VP	TENANT: PALISADE BIO, INC., a Delaware corporation By: /s/ Thomas M. Hallam, Ph.D. Name: Thomas M. Hallam, Ph.D. Title: Chief Executive Officer

EXHIBIT A

THE BEACON

LEGAL DESCRIPTION OF THE PROJECT

Real property in the City of Carlsbad, County of San Diego, State of California, described as follows:

PARCEL A:

PARCELS "B" AND "D" OF PARCEL MAP NO. 10283, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, ON JULY 30, 1980 AS FILE/PAGE NO. 80-240721, OF OFFICIAL RECORDS.

PARCEL B:

NON-EXCLUSIVE EASEMENTS FOR INGRESS AND EGRESS FOR VEHICULAR AND PEDESTRIAN TRAFFIC AND VEHICLE PARKING, PUBLIC UTILITIES, SIGNS AND OVERHANGS OVER, UNDER, ALONG AND ACROSS THE "COMMON AREA," AS DEFINED, CREATED, SET FORTH AND DESCRIBED IN THAT CERTAIN "DECLARATION OF ESTABLISHMENT OF PROTECTIVE COVENANTS, CONDITIONS AND RESTRICTIONS AND GRANT OF EASEMENTS" RECORDED SEPTEMBER 03, 1980 AS FILE NO. 80-282192 OF OFFICIAL RECORDS.

APN: 216-124-16-00 and 216-124-17-00

EXHIBIT A-1

THE BEACON

OUTLINE OF PREMISES

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This Exhibit A is provided for informational purposes only and is intended to be only an approximation of the outline of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises

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EXHIBIT B

THE BEACON

INTENTIONALLY OMITTED

EXHIBIT C

THE BEACON

DIRECT EXPENSES AND CALCULATION PROCEDURES

1.1 Definitions of Key Terms Relating to Additional Rent. As used in this Exhibit C, the following terms shall have the meanings hereinafter set forth:

1.1.1 "Base Year" shall mean the period set forth in Section 5 of the Summary.

1.1.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

1.1.3 "Expense Year" shall mean each calendar year, including the Base Year, in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year (other than the Base Year) from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

1.1.4 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays, accrues or amortizes during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance (including costs associated with any valet or similar parking system that may be implemented by Landlord at the Project); (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to

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reduce current or future Operating Expenses or to enhance or improve the safety or security or communications capabilities of the Project or its occupants, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over such period of time as Landlord shall reasonably determine (which shall be a minimum of the expected useful life of such capital improvement as reasonably determined by Landlord); (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 1.1.5, below, (xv) market rental and expenses to operate, maintain and repair amenities and programming provided by Landlord for the benefit of the tenants; (xvi) cost of tenant relation programs reasonably established by Landlord, and (xvii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building or Project, including, without limitation, any covenants, conditions and restrictions affecting the Building or Project, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Building or Project (collectively, "Underlying Documents"). In addition to the foregoing, Operating Expenses shall also include: (1) all costs of maintaining, managing, reporting, commissioning, and re-commissioning the Project or any part thereof which is designed, renovated, modified, upgraded and/or built to be sustainable and conform with the U.S. Environmental Protection Agency’s Energy Star ® rating system and/or Design to Earn Energy Star 71 ("Energy Star Rating System"), the Green Building Initiative’s Green Globes™ for Continual Improvement of Existing Buildings ("Green Globes™-CIEB") standards, the U.S. Green Building Council’s Leadership in Energy and Environmental Design ("LEED") rating system, or any similar program or rating system of any successor to any of the foregoing entities or of any federal, state or municipal governmental or quasi-governmental authority; (2) all costs of applying, reporting and commissioning the Project or any portion thereof to seek certification under the Energy Star Rating system, Green Globes™-CIEB, LEED rating system, or other similar rating system; and (3) all costs of alterations, installations, improvements, replacements, repairs and equipment whether structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease incurred (x) in connection with any of the foregoing or (y) to contribute to the slowing of global warming, the lowering of the Project's carbon footprint or the saving of energy consumed in the Project (whether such saving is of tenant electricity or base Project energy) or (z) to comply with any "Applicable Laws," as that term is defined in Article 24 of this Lease, ordinances, rules and regulations then in effect which are intended to lower the Project's carbon footprint or save energy.

Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(i) costs, including legal fees, space planners' fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(ii) except as specifically set forth in this Section 1.1.4 above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(iii) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(iv) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

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(v) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(vi) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project;

(vii) amount paid as ground rental for the Project by the Landlord;

(viii) except for a Project management fee, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(ix) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge or parking attendants at the Project shall be includable as an Operating Expense;

(x) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(xi) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(xii) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(xiii) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the "Comparable Buildings," as that term is defined in this Lease, with adjustment where appropriate for the size of the applicable project;

(xiv) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(xv) costs incurred to comply with laws relating to the removal of hazardous material or substance (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, state, local or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material or substance, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or substance or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material or substance, which hazardous material or substance is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, state, local or municipal governmental authority, if it had then had knowledge of

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

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the presence of such hazardous material or substance, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or substance or other remedial or containment action with respect thereto, but only to the extent those laws were then being actively enforced by the applicable government authority.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not one hundred percent (100%) occupied during all or a portion of any Expense Year (including, without limitation, if any portion of the Project is unleased or is leased, but is not then being used by a tenant in the ordinary course of its business), Landlord shall make an appropriate adjustment to the components of Operating Expenses for such Expense Year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year. For purposes hereof, cost savings in components of Operating Expenses arising by reason of the cessation of use by tenants at the Project due to a Casualty, Force Majeure or other extraordinary circumstances are considered variable Operating Expenses that may be grossed up in Operating Expenses. If Operating Expenses for the Base Year include amortized costs, or costs (including, but not limited to, costs of personnel, insurance, and increased or new services) relating to extraordinary circumstances, including, but not limited to, Casualty, or Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, then at such time as such costs are no longer applicable, the increased Operating Expenses attributable thereto shall be excluded from the Base Year Operating Expenses. In no event shall the components of Direct Expenses for any Expense Year related to Project insurance, security or utility costs be less than the components of Direct Expenses related to Project insurance, security or utility costs, respectively, in the Base Year.

1.1.5 Taxes.

1.1.5.1 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

1.1.5.2 Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

-41-	DOCPROPERTY "Footer Notes" THE BEACON [Palisade Bio, Inc.]

1.1.5.3 Any costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred, provided that Landlord undertakes such challenges in good faith, with a reasonable expectation such challenge will be successful. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Exhibit C for such Expense Year. Notwithstanding anything to the contrary set forth in this Lease, (a) only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord's consent shall constitute an event of default by Tenant under this Lease, and (b) Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 1.1.5 (except as set forth in Section 1.1.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.2 of this Lease, and (iv) any fees, penalties, interest or other expenses incurred as a result of the late payment of any Tax Expense (unless due to the actions or omissions of Tenant).

1.1.5.4 The amount of Tax Expenses for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as the "Base Taxes". If in any comparison year subsequent to the Base Year, the amount of Tax Expenses decreases below the amount of Base Taxes, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurred, the Base Taxes, and therefore the Base Year, shall be decreased by an amount equal to the decrease in Tax Expenses.

1.1.6 "Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary. In the event either the Premises and/or the Project is expanded or reduced, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

1.2 Allocation of Direct Expenses.

1.2.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared proportionally between the tenants of the Building and the tenants of the Other Buildings in the Project. Accordingly, as set forth in Section 1.1, above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be reasonably determined by Landlord on an equitable and proportional basis, shall be allocated to the tenants of the Building (as opposed to the tenants of the Other Buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole. As provided in Section 1.3 below, Tenant shall pay its proportionate share of Direct Expenses based upon the "Excess" (as defined below) amount commencing as of the initial month following the Base Year.

1.2.2 Cost Pools. Subject and in addition to the provisions of Section 1.2.1 above, Landlord shall have the right, from time to time, to: (i) equitably allocate and prorate some or all of the Direct Expenses among different tenants of the Project and/or different buildings of the Project and/or on a building-by-building basis (the "Cost Pools"), in Landlord's discretion; and (ii) include or exclude existing or future buildings in the Project for purposes of determining some or all of the Direct Expenses and/or the provision of various services and amenities thereto, including allocation of Direct Expenses in any such Cost Pools. Such Cost Pools may include, but shall not be limited to, the office space tenants or occupants of a building of the Project or of the Project, and the retail space

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

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tenants or occupants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

1.3 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 1.3.1, below, and as Additional Rent, an amount equal to the excess (the "Excess").

1.3.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 1.3.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Exhibit C. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment or apply such overpayment against any unpaid Rent. The provisions of this Section 1.3.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the foregoing to the contrary, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which was first billed to Tenant more than twelve (12) months after the date (the "Cutoff Datexe "Cutoff Date"") which is the earlier of (i) the expiration of the applicable Expense Year or (ii) the Lease Expiration Date, except that Tenant shall be responsible for Tenant's Share of any Direct Expenses levied by any governmental authority or by any public utility company at any time following the applicable Cutoff Date which are attributable to any Expense Year occurring prior to such Cutoff Date, so long as Landlord delivers to Tenant a bill and supplemental Statement for such amounts within twelve (12) months following Landlord's receipt of the applicable bill therefor.

1.3.2 Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "Estimated Excess") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Exhibit C, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 1.3.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

EXHIBIT D

THE BEACON

NOTICE OF LEASE TERM DATES

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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To: _______________________
_______________________
_______________________
_______________________

Re: Office Lease dated ____________, 2022 between AP Beacon Carlsbad, LP, a Delaware limited partnership ("Landlord"), and Palisade Bio, Inc., a Delaware corporation ("Tenant") concerning Suite 5200 on the second (2nd) floor of the building located at 7750 El Camino Real, Carlsbad, California.

Tenant:

In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1. The Lease Term shall commence on or has commenced on _____________ for a term of _______________ ending on _______________.

2. Rent commenced to accrue on ____________, in the amount of ____________.

3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4. Your rent checks should be made payable to __________ at ______________.

"Landlord": AP BEACON CARLSBAD, LP, a Delaware limited partnership By: Its:
Agreed to and Accepted as of , 20_ . "Tenant": PALISADE BIO, INC., a Delaware corporation By: Its:

EXHIBIT E

THE BEACON

RULES AND REGULATIONS

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

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-44-	DOCPROPERTY "Footer Notes" THE BEACON [Palisade Bio, Inc.]

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish spaces to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests spaces and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the vicinity of the Building without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California "No‑Smoking" law set forth in California Labor Code Section 6404.5, and any local "No‑Smoking" ordinance which may be in effect from time to time and which is not superseded by such State law.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

PARKING RULES AND REGULATIONS

In addition to the foregoing rules and regulations and the parking provisions contained in the Lease, the following rules and regulations shall apply with respect to the use of the Project's parking areas.

1. Every parker is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2. Tenant and its employees shall only park in the Project's parking facility in such areas as shall be designated by Landlord, to the extent applicable.

3. Parking is prohibited: (i) in areas not striped for parking; (ii) in aisles; (iii) where "no parking" signs are posted; (iv) on ramps; (v) in cross hatched areas; and (vi) in reserved spaces and in such other areas as may be designated by Landlord.

4. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

5. Landlord may refuse to permit any person who violates these rules to park in the parking areas, and any violation of the rules shall subject the vehicle owner to one (1) warning and thereafter the vehicle shall be subject to removal, at such vehicle owner's expense, except that a violation of the foregoing parking rules 3 or 4 shall be subject to the immediate removal of the vehicle without warning, at such vehicle owner's expense.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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EXHIBIT F

THE BEACON

EXISTING EXCLUSIVES

1. Operation (i) as a full service center for health, fitness and sports purposes; and (ii) for the following specific activities: pool, spa, steam rooms, sauna rooms, whirlpool (e.g. Jacuzzi), basketball, squash and racquetball courts, yoga, pilates, and spinning, juice bar/smoothie bar (similar to Earthbar, Pressed Juicery, Nektar, Jamba Juice, etc.) and personal training within the Project (the “Exclusive Uses”); provided, however, the Exclusive Uses shall not include or apply to (A) restaurants or coffee/tea retailers that sell juices and smoothies, and (B) hair, nail and beauty services (e.g. facials, hand/foot massage, hair removal, tanning, and similar services); provided, further, in the event Tenant ceases to operate any of the Exclusive Uses at the Premises for a period of one hundred and eighty (180) days (subject to extension for any force majeure events), such use shall automatically be deemed to be waived and deleted as an “Exclusive Use” for the remainder of the Term (including any Option Term). In addition, Landlord shall not renew the existing leases with the following tenants: Pure Barre, Jazzercise, East Holistic Reflexology, Spice Wellness System, and Heartworks Body Spa.

2. The operation of a business generating twenty percent (20%) or more of its gross sales from coffee (including beans, espresso drinks, drip coffee, pre-made coffee drinks and coffee accessories).

3. Use for the primary business of a general dentistry or implant dentistry (the "Protected Use"). The foregoing restriction will not apply to (i) the operation of the Protected Use by a tenant or occupant who has been permitted to do so based upon or as a result of a bankruptcy, insolvency or similar action or otherwise permitted to do so as a result of an action or order by a court, (ii) any tenant or occupant under a lease that is entered into prior to the date of the tenant’s lease, or (iii) any tenant or occupant providing any of the category of services within the Protected Use as an incidental part of its business; provided, however, in no event shall the provision of such services exceed fifteen percent (15%) of such tenant's or occupant's gross sales for the year in question.

4. Use for the primary business of the operation of a premium wine store.

5. Use for the primary business of providing optometric, ophthalmology or optician services. This provision shall not apply to any existing tenants (or their sublessees or assignees) or to any tenant greater than 20,000 square feet.

6. The operation of a primary care or urgent care medical office or any of the services customarily offered by a primary care or urgent care office, but the exclusive use shall specifically exclude the following medical specialties: dentistry and/or implant dentistry, orthodontics, podiatry, dermatology, plastic surgery, physical therapy, optometry, ophthalmology, and/or optician services, and chiropractor services, as well as medical spas.

7. Use for the primary business of business of providing cosmetic dermatology services comprised of laser treatments and Botox and other injectable procedures performed by a medically licensed professional in the Retail Project. The term “primary business” shall be defined as thirty-five percent (35%) of annual Gross Receipts or greater.

8. Any tenant whose primary use is the sale of (a) hamburgers, (b) hotdogs, (c) french fries, or (d) custard within any single tenant premises in the Retail Project. The term “primary use” shall mean a business at the Retail Project which derives more than twenty-five percent (25%) of its sales from the applicable item(s) described in (a)-(d) above.

9. Any tenant whose primary use is the sale of ice cream. The term “primary use” shall be defined as gross receipts from the sale of ice cream that exceed twenty percent (20%) of said tenant's total gross receipts.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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10. Use or operation of a business in any portion of buildings 7710, 7720, 7740 and 7750 of the Retail Project (“Phase I of the Retail Project”) for a business that primarily sells, prepares or serves (for on or off-premises consumption) any one or more of the following uses or items: (a) specialty salads, (b) grain-based bowls or plates, and/or (c) bean-based bowls. A party shall be deemed to be operating “primarily” for the foregoing use if one or a combination of the items listed in (a)-(c) comprise more than forty five percent (45%) of such party’s menu items.

11. The operation of a full-service Mexican restaurant offering sit-down table service from within its premises.

12. The operation of a full-service pizza restaurant primarily selling pizza from its premises in the Retail Project.

13. A discount/off-price retailers (i.e., Ross, Marshalls, TJX Brands);

14. Low-price, “fast-food” chains (i.e., McDonalds, Taco Bell, Arby’s, Subway, Wendy’s); provided, however, Landlord shall be permitted to lease space within the Retail Project to “fast casual” restaurant chains that have at least three (3) locations in Southern California and which are distinguished from “fast food” chains in that they offer limited-service or self-service format, the average meal price is in excess of $7 (which threshold shall be increased annually during the Term on the anniversary of the Rent Commencement Date during the Term by the annual increase in the United States City Average All Items for All Urban Consumers (CPI-U, 1982-84=100) published by the Bureau of Labor Statistics of the U.S. Department of Labor; if the publication of the Consumer Price Index of the U.S. Bureau of Labor Statistics is discontinued, comparable statistics on the purchasing power of the consumer dollar published by a responsible financial periodical selected by Landlord shall be used for making such computations), the food is made-to-order (often using daily (non-frozen) ingredients), and they do not have a drive-thru.

15. Any of the prohibited tenants set forth in the list attached hereto as Exhibit F-1 and incorporated herein by this reference.

16. More than 10,000 square feet of Floor Area in the Retail Project to daily service tenants (defined as hair salon, nail salon, hair removal, dry cleaner and tailor) who have less than three (3) other locations in Southern California.

17. No portion of the Retail Project shall be used or occupied for a general food market, supermarket, grocery store, meat market, fish market, fruit store, vegetable store, or any combination of the foregoing that exceeds fifteen thousand (15,000) square feet ("Supermarket Restriction"). Such Supermarket Restriction is not intended to prohibit the operation of pharmacies, convenience stores, and other general retailers that carry less than fifteen thousand square feet of "Grocery Merchandise'' (which term means baked goods, fish, poultry or meat, liquor or other alcoholic beverages, produce floral items, photo processing services, and health and beauty aids).

18. Eyebrow and body threading, eyebrow microblading, and eyelash lifts.

19. Residential real estate sales and leasing.

20. Sale of prepared pizza, chicken wings and chicken wing products for takeout and delivery.

21. Savings and loan association or thrift and loan association.

22. Any living quarters, sleeping apartments, or lodging facilities;

23. The sale, rental, or exhibition of obscene or pornographic materials or materials that appeal to prurient interests, provided that the foregoing shall not prohibit the distribution of materials and information within the Premises consistent with a primary or urgent care medical practice;

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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24. The production, distribution, or sale of marijuana, cannabis, or their byproducts;

25. The sale, rental, or exhibition of drug-related paraphernalia;

26. The use of nude or scantily-clad dancers or wait staff;

27. Gambling operations, including, without limitation, off-track or sports betting parlor, table games such as blackjack or poker, slot machines, video poker/blackjack/keno machines or similar devices, or bingo hall;

28. Massage parlor;

29. Nightclub, disco, or other dance hall;

30. Game room, pinball, or video game arcade;

31. Any “second hand” store, “surplus” store, thrift store, or flea market;

32. Any fire sale, bankruptcy sale, going-out of business sale, or auction;

33. Any laundry or dry cleaning plant, or laundromat;

34. Any unusual fire, explosive, or other damaging, dangerous, or radioactive hazards (including the storage, display, or sale of explosives or fireworks);

35. Any veterinarian or veterinary hospital or animal raising or boarding facilities (except that this prohibition shall not prohibit pet shops and pet grooming if otherwise permitted under this Lease);

36. Tattoo parlor;

37. Funeral home;

38. Any productions, manufacturing, industrial, or storage use of any kind or nature, except for storage and/or production of products incidental to the Permitted Use; and

39. Car wash, gasoline, or service station, or the displaying, repairing, renting, leasing, or sale of any motor vehicle or trailer.

EXHIBIT F-1

THE BEACON

PROHIBITED TENANTS

Type	Permitted	Prohibited

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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Salads / Sandwiches	Au Bon Pain Big Front Door Board & Brew Coral Tree Café Greenleaf Gourmet Chopshop Homegrown John's Garden Kreation Kafe La Brea Bakery Lemonade	Lyre Kitchen Mendocino Farms Mixt Greens Ms. Patty Melt (Cohn) Simply Salad Sweet Greens Tender Greens Urth Café Veggie Grill Zinc Café & Market	Arby's Capriottis Sandwich Shop Corner Bakery Cafe Jersey Mike's Jimmy John's Panera Bread Potbelly's Quizno's Subway Which Wich
Coffee / Tea	Alfred Coffee Blue Bottle Coffee Caffe Luxxe (Brentwood) Groundwork Intelligentsia Klatch Coffee Lamill Coffee Leaf & Kettle Lofty Coffee Peet's Coffee	Philz Starbucks Reserve Stumptown	Coffee Bean & Tea Leaf Dunkin Donuts Gloria Jeans Coffee Tully's Coffee
Burgers	Barney's Burgers (Brentwood) Burger Lounge Eureka Burger Malibu Mutts Grill (Malibu) Stout Burgers and Beer Umami Burger		Burger King Carl's Jr. Fatburger Five Guys Burger & Fries Fuddruckers Habit Burger Hodad's McDonald's Red Robin Wendy's
Mexican	Bull Taco Diane Powell El Huarache Loco (Marin) Frida's Tacos (Brentwood) Howdy's Taqueria (Malibu) La Escuela Taqueria Loteria Grill		Baja Fresh Chipotle El Polio Loco Qdoba Mexican Grill Rubio's Fresh Mexican Grill Taco Bell Wahoo’s Fish Tacos
Asian	Bamboo Bistro Chop-Sooey (Cohn) Kaito Sushi RA Sushi (Marketplace) Station Sushi Sugarfish Sushi Ko (Marin) Sushiya Taste of Thai Tha Siam (Marin)	Thai Time Yakyudori Yakitori & Ramen	Panda Express Pei Wei Pick Up Stix
Pizza	800 Degrees Blue Ribbon Artisan Pizza Pieology Pitfire Artisan Pizza Pizza Port Pizza Studio Project Pie Sammy's Woodfired Pizza & Grill The Rocket (Fox)		Blaze Pizza Domino's Fresh Brothers Papa John's Pizza Rev Round Table Pizza Sbarro
Chicken	California Chicken Cafe Chicks Natural Reddi Chick (Brentwood)		Chick-Fil-A KFC Zankou Chicken

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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Other	Bear Flag Fish Co. Carnitas’ Snack Shack TJ Oyster Bar
Bakery / Desserts	Champagne French Bakery Café Chuao Chocolatier Dallmann Fine Chocolates (HQ) La Boulange La Brea Bakery Magnolia Bakery Miette (Mann) Rustic Bakery (Marin)	See’s Candies Sprinkles Superba Food + Bread (Gonzo) SusieCakes Sweet Lady Jane Towne Bakery Vanilla Bake Shop Village Mill Breads	Einstein Brothers Bagels
Frozen	Baskin Robbins Ben & Jerry's	Gelato Paradiso (HQ) Grom Gelato (Malibu)	None

EXHIBIT G

THE BEACON

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___________, 20_ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the office building located at ______________________, ________________, California, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on ____________.

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $_____________________.

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ___________, 20__.

"Tenant": , a By: Its:

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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OFFICE LEASE

THE BEACON

AP BEACON CARLSBAD, LP,

a Delaware limited partnership,

as Landlord,

and

PALISADE BIO, INC.,

a Delaware corporation,

as Tenant.

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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EXHIBITS

A OUTLINE OF PREMISES

B INTENTIONALLY OMITTED

C DIRECT EXPENSES AND CALCULATION PROCEDURES

D FORM OF NOTICE OF LEASE TERM DATES

E RULES AND REGULATIONS

F EXISTING EXCLUSIVES

F-1 PROHIBITED TENANTS

G FORM OF TENANT'S ESTOPPEL CERTIFICATE

 DOCPROPERTY "Document number" 4879-3072-0534. DOCPROPERTY "Document version" 3

 DOCPROPERTY "Client" 391132. DOCPROPERTY "Matter" 00001/ SAVEDATE \@ M-d-yy U48er IniP/ DOCPROPERTY "User Init" jll/ DOCPROPERTY "Typist Init" jll

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